Exhibit 10.4.1
STOCK OPTION PLAN
1.	Purpose of the Plan
1.1	The purpose of this Plan, as amended or varied from time to time, is to provide the Participants with an opportunity to purchase Common Shares of the Corporation and benefit from the appreciation thereof. This proprietary interest in the Corporation will provide an increased incentive for the Participants to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation and its Subsidiaries to attract and retain individuals of exceptional skill.
2.	Defined Terms
2.1	Where used herein, the following terms shall have the following meanings:
(a)	“Acceleration Right” means the Participant’s right, in certain circumstances, to exercise their outstanding Option as to all or any of the Common Shares in respect of which such Option has not previously been exercised and which the Participant is entitled to exercise, including in respect of Common Shares not otherwise vested at such time;

(b)	“Board” means the board of directors of the Corporation;

(c)	“Common Shares” means the voting common shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

(d)	“Corporation” means Ceramic Protection Corporation and includes any successor corporation thereof;

(e)	“Exchange” means the Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on such exchange, then on any stock exchange in Canada on which such shares are listed and posted for trading or any other regulatory body having jurisdiction as may be selected for such purpose by the Board;

(f)	“Exercise Date” means the date specified in the Exercise Notice as the effective date of the exercise of Options;

(g)	“Exercise Notice” means the notice in writing signed by the Participant or the Participant’s legal personal representatives addressed to the Corporation specifying an intention to exercise all or a portion of the Option;

(h)	“Expiry Time” means the time at which the Options will expire, being 4:00 p.m. (Calgary time) on a date to be fixed by the Board at the time the Option is granted, which date will not be more than ten years from the date of grant, or, if such date falls within a black-out period imposed by the Corporation, then on the date that is five business days after the date of expiration of such black-out period;

(i)	“Insider” has the meaning ascribed thereto in the Toronto Stock Exchange Company Manual, as amended from time to time;

(j)	“Market Price” per Common Share at any date shall have the meaning ascribed thereto under the policies of the Exchange, currently being the volume weighted average trading price of the Common Shares on the Exchange for the five trading days prior to the date of grant (or, if the Common Shares are not then listed and posted for trading on the Exchange, such price as required by such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board). In the event that the Common Shares are not listed and posted for trading on any stock exchange in Canada or where the volume weighted average trading price does not, in the opinion of the Board, reflect the securities’ current market price, the Market Price shall be determined by the Board in its sole discretion;
(k)	“Option” means an option to purchase Common Shares from treasury granted by the Corporation to a Participant, subject to the provisions contained herein;

(l)	“Option Price” means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted herein;

(m)	“Participants” means the directors, officers, employees and other Service Providers of the Corporation or its Subsidiaries, as such terms are defined by the Exchange, who have been granted Options under the Plan;

(n)	“Permanent Disability” means the mental or physical state of the Participant whereby such person has to a substantial degree been unable, due to illness, disease, mental or physical disability or similar cause, to fulfill his obligations as a director, officer or Service Provider of the Corporation either for any consecutive four (4) month period or for any period of six (6) months (whether or not consecutive) in any consecutive twelve (12) month period, and the Corporation has certified the same in writing, or a court of competent jurisdiction has declared the Participant to be mentally incompetent or incapable of managing his affairs;

(o)	“Plan” means this Stock Option Plan of the Corporation, as the same may be amended or varied from time to time;

(p)	“Service Provider” means:
(i)	an employee or Insider of the Corporation or any of its Subsidiaries, or

(ii)	any other person or company engaged to provide ongoing management or consulting services for the Corporation or any of its Subsidiaries;
(q)	“Subsidiary” means any body corporate that is a subsidiary of the Corporation, as such term is defined under subsection 2(4) of the Business Corporations Act (Alberta), as such provision is from time to time amended, varied or re-enacted; and

(r)	“Take-over Bid” has the meaning ascribed thereto in the Securities Act (Alberta), as such provision is from time to time amended, varied or re-enacted.
3.	Administration of the Plan

3.1	The Board shall administer this Plan. Options granted under the Plan shall be granted in accordance with determinations made by the Board pursuant to the provisions of the Plan as to: the Participants to whom, and the time or times at which, the Options will be granted; the number of Common Shares which shall be the subject of each Option; any vesting provisions attaching to the Option; and, the terms and provisions of the respective stock option agreements, provided, however, that each director, employee or Service Provider shall have the right not to participate in the Plan and any decision not to participate shall not affect the employment by or engagement with, the Corporation. The Board shall ensure that Participants under the Plan are eligible to participate under the Plan, and, if required by the Exchange, shall represent, confirm and provide evidence of such eligibility as may be required.

4.	Granting of Option

4.1	Participants may be granted Options from time to time. The grant of Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board from time to time. Each Option granted hereunder shall be evidenced by an agreement in writing, signed on behalf of the Corporation and by the Participant, in such form as the Board shall approve from time to time, prior to the grant of any Option to such Participant becoming effective. Each such agreement shall recite that it is subject to the provisions of this Plan.

4.2	Subject to adjustment as provided in Article 8 hereof, the aggregate number of authorized but unissued Common Shares of the Corporation allocated and made available to be granted to Participants under the Plan, together with any authorized but unissued Common Shares reserved but unissued under any previous stock option plan of the Corporation, shall not exceed ten (10%) percent (on a non-diluted basis) of the outstanding Common Shares at the date of grant. Common Shares in respect of which Options are exercised, cancelled or forfeited prior to expiry, for any reason, shall be available for subsequent Option grants under the Plan. No fractional shares may be purchased or issued hereunder.

4.3	The Corporation shall at all times, during the term of the Plan, reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan.

4.4	Any grant of Options under the Plan shall be subject to the following limitations:
(a)	the aggregate number of Common Shares reserved for issuance pursuant to options outstanding at any time may not exceed 10% of the outstanding Common Shares;

(b)	the aggregate number of Common Shares reserved for issuance pursuant to Options granted to any one Participant hereunder and pursuant to other share compensation arrangements may not exceed 5% of the outstanding Common Shares;

(c)	the aggregate number of Common Shares reserved for issuance pursuant to Options granted to Insiders and pursuant to other share compensation arrangements may not exceed 10% of the issued and outstanding Common Shares;

(d)	the issuance of Common Shares to Insiders pursuant to the Plan and other share compensation arrangements within a one-year period may not exceed 10% of the issued and outstanding Common Shares; and

(e)	the issuance of Common Shares to any one Insider and such Insider’s associates within a one-year period pursuant hereto and to other share compensation arrangements may not exceed 5% of the outstanding Common Shares.
The aforementioned limits of Common Shares reserved for issuance may be formulated on a diluted basis with the consent of the Exchange.
4.5	All Options granted pursuant to this Plan shall be subject to rules and policies of the Exchange and any other regulatory body having jurisdiction.

4.6	A Participant who has been granted an Option may, if otherwise eligible, and if permitted under the policies of the Exchange, be granted an additional Option if the Board so determines.
5.	Option Price
5.1	Subject to applicable Exchange approval, the Board shall fix the Option Price at the time the Option is granted to a Participant. In no event shall the price be less than the Market Price of the Common Shares on the Exchange at the time of grant or, if the Common Shares are not listed on any stock exchange, a price determined by the Board.
6.	Term of Option

6.1	The term of the Option shall be a period of time fixed by the Board, not to exceed the maximum period of time permitted by the Exchange and, unless the Board determines otherwise, Options shall be exercisable in whole or in part at any time during this period in accordance with such vesting provisions, conditions or limitations (including applicable hold periods) as are herein contained or as the Board may from time to time impose or as may be required by the Exchange or under applicable securities laws.

6.2	Each Option and all rights thereunder shall be expressed to expire at the Expiry Time, but shall be subject to earlier termination in accordance with any stock option agreement entered into hereunder or in accordance with Article 11 hereof.

6.3	Subject to any specific requirements of the Exchange, the Board shall determine the vesting period or periods within the Option term during which a Participant may exercise Options or a portion thereof.
7.	Exercise of Option
7.1	Subject to the provisions of the Plan and the terms of any stock option agreement, an Option or a portion thereof may be exercised, from time to time, by delivery to the Corporation’s principal office in Calgary, Alberta of the Exercise Notice. The Exercise Notice shall state the intention of the Participant or the Participant’s legal personal representative to exercise the said Option or a portion thereof, and specify the number of Common Shares in respect of which the Option is then being exercised, and shall be accompanied by the full purchase price of the Common Shares which are the subject of the exercise. Such Exercise Notice shall contain the Participant’s undertaking to comply, to the satisfaction of the Corporation, with all applicable requirements of the Exchange and any applicable regulatory authorities.
8.	Adjustments in Shares
8.1	If the outstanding shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation through re-organization, merger, re-capitalization, re-classification, stock dividend, subdivision or consolidation, an appropriate and proportionate adjustment shall be made by the Board, in its discretion, in the number or kind of shares optioned and the Option Price per share, as regards previously granted and unexercised Options or portions thereof, and as regards Options which may be granted subsequent to any such change in the Corporation’s capital.

8.2	Determinations by the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. The Corporation shall not be obligated to issue fractional securities in satisfaction of any of its obligations hereunder.
9.	Accelerated Vesting

9.1	In the event that certain events such as a Take-over Bid, liquidation or dissolution of the Corporation or a re-organization, plan of arrangement, merger or consolidation of the Corporation with one or more entities, as a result of which the Corporation is not the surviving entity, are proposed or contemplated, the Board may, notwithstanding the terms of this Plan or stock option agreements issued hereunder (a) exercise its discretion, by way of resolution, to permit accelerated vesting of Options on such terms as the Board sees fit at that time, and (b) in the event of an acceleration of vesting as referred to in (a), exercise its discretion, by way of resolution, to cause the Options to terminate after the end of the period of accelerated vesting on such terms as the Board sees fit at that time, even if such termination of the Options is prior to the normal Expiry Time of the Options. If the Board, in its sole discretion, determines that the Common Shares subject to any Option granted hereunder shall vest on an accelerated basis, all Participants entitled to exercise an unexercised portion of Options then outstanding shall have the right at such time, upon written notice being given by the Corporation, to exercise such Options to the extent specified and permitted by the Board, and within the time period specified by the Board, which shall not extend past the Expiry Time.
9.2	In addition to the above, an Option may provide for acceleration of the vesting provisions contained therein upon other events of change of control of the Corporation, on such terms as the Board determines in its sole discretion at the time of the grant of the Option.

10.	Decisions of the Board

10.1	All decisions and interpretations of the Board respecting the Plan or Options granted thereunder shall be conclusive and binding on the Corporation and the Participants and their respective legal personal representatives and on all directors, officers, employees and consultants of the Corporation who are eligible to participate under the Plan.

11.	Ceasing to be a Director, Officer, Employee or Service Provider

11.1	Subject to the terms of the applicable stock option agreement, in the event of the Participant ceasing to be a director, officer, employee or Service Provider of the Corporation or a Subsidiary for any reason other than death, including the resignation or retirement of the Participant and the termination by the Corporation or a Subsidiary of the employment of the Participant, prior to the Expiry Time, such Option may be exercised as to such of the Common Shares in respect of which the Option has not previously been exercised (and as the Participant would have been entitled to exercise) at any time up to and including (but not after) the earlier of the Expiry Time and a date that is ninety (90) days following the effective date of such notice of resignation or retirement or a date that is ninety (90) days following the date notice of termination of employment is given by the Corporation or a Subsidiary, subject to such shorter period as may be otherwise specified in a stock option agreement, whether such termination is with or without reasonable notice, after which date the Option shall forthwith expire and terminate and be of no further force or effect whatsoever.

11.2	In consideration of the Option hereby granted, in the event of the resignation or retirement of the Participant or the termination of employment by the Corporation without cause, the Participant hereby covenants not to sue the Corporation for damages arising from the loss of rights granted hereunder and releases the Corporation from any damages.

11.3	Notwithstanding the foregoing, in the event of termination for cause, such Option shall expire and terminate immediately at the time of delivery of notice of termination of employment for cause to the Participant by the Corporation or a Subsidiary and shall be of no further force or effect whatsoever as to the Common Shares in respect of which an Option has not previously been exercised.

11.4	In the event of the death of a Participant on or prior to the Expiry Time, such Option may be exercised as to such of the Common Shares in respect of which such Option has not previously been exercised (and as the Participant would have been entitled to exercise) by the legal personal representatives of the Participant, at any time up to and including (but not after) the earlier of the Expiry Time and a date that is six (6) months from the date of death of the Participant, subject to such shorter period as may be otherwise specified in a stock option agreement, after which date the Option shall forthwith expire and terminate and be of no further force or effect whatsoever.

11.5	In the event of the Permanent Disability of a Participant on or prior to the Expiry Time, such Option may be exercised as to such of the Common Shares in respect of which such Option has not previously been exercised (and as the Participant would have been entitled to exercise) by the legal personal representatives of the Participant, at any time up to and including (but not after) the earlier of the Expiry Time and a date that is six (6) months from the date of Permanent Disability of the Participant, subject to such shorter period as may be otherwise specified in a stock option agreement, after which date the Option shall forthwith expire and terminate and be of no further force or effect whatsoever.

11.6	Options shall not be affected by any change of employment of the Participant where the Participant continues to be employed by the Corporation or any Subsidiary.
12.	Transferability

12.1	All benefits, rights and Options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein or to the extent, if any, permitted by the Exchange.

13.	Withholding Taxes

13.1	The Corporation may take such steps as it considers necessary or appropriate for the withholding of any taxes which the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold in connection with the exercise of any Option including, without limiting the generality of the foregoing, the withholding of all or any portion of the Common Shares to be issued upon the exercise of any Option, until such time as the Participant has paid the Corporation for any amount which the Corporation is required to withhold with respect to such taxes.

14.	Amendment or Discontinuance of Plan

14.1	The Board may from time to time, without shareholder approval, amend this Plan and the terms and conditions of any Option thereafter to be awarded and, without limiting the generality of the foregoing, may (i) make amendments for the purposes of meeting any changes in any relevant law, Exchange policy, rule or regulation applicable to this Plan, any Option or the Common Shares, in order to meet minimum listing requirements of the Exchange or for any other purposes which may be permitted by all relevant laws, rules and regulations, (ii) make amendments of a “house-keeping nature” or (iii) add a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Plan reserve, provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any holder of Options pursuant to any Option awarded prior to such amendment without sufficient compensation being agreed to between the Board and the holder of Options and, if required, the receipt of any regulatory or Exchange approvals.

14.2	Subject to applicable regulatory approval, the Board may from time to time, without shareholder approval, retroactively amend this Plan and may also, with the consent of the affected holders of Options, retroactively amend the terms and conditions of any Options which have been previously awarded, including a change to the vesting provisions or to the termination provisions provided that such change does not involve an extension beyond the original Expiry Date.

14.3	With the consent of the affected holders of Options, the Board may amend the terms of any outstanding Option so as to reduce the number of Common Shares subject to Options, increase the Option Price or cancel an Option without Exchange approval.

14.4	The Board may discontinue the Plan at any time without the consent of the Participants, provided that such discontinuance shall not alter or impair any Option previously granted under the Plan.

14.5	Shareholder approval will be required for the following types of amendments:
(a)	any amendment to the number of securities issuable under the Plan, including a change from a fixed maximum percentage to a fixed maximum number;

(b)	any change to the eligible Participants which would have the potential of broadening or increasing insider participation, except where such change is a result of changes to the policies of the Exchange;

(c)	the addition of any form of financial assistance and, if implemented, any amendment to a financial assistance provision which is more favourable to Participants;

(d)	the addition of a cashless exercise feature, payable in cash or securities, which does not provide for a full deduction of the number of underlying securities from the Plan reserve;

(e)	the addition of a deferred or restricted share unit or any other provisions which results in Participants receiving securities while no cash consideration is received by the Corporation;

(f)	any amendment which in the opinion of the Exchange may lead to significant or unreasonable dilution to the Corporation’s outstanding securities or may provide additional benefits to eligible Participants, especially Insiders, at the expense of the Corporation and its existing securityholders.
15.	Participants’ Rights

15.1	A Participant shall not have any rights as a shareholder of the Corporation until the issuance of a certificate for Common Shares upon the exercise of an Option or a portion thereof, and then only with respect to the Common Shares represented by such certificate or certificates.

15.2	Nothing in the Plan or any Option shall confer upon any Participant any rights to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any such Subsidiary to terminate the employment of the Participant at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Subsidiary to extend the employment of any Participant beyond the time such Participant would normally retire pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any contract of employment with the Corporation or any Subsidiary.

15.3	No resident of the United States of America or any territory or possession thereof may be a Participant unless participation in the Plan is in accordance with, and without violating, any securities or other legislation of the United States of America or any state, territory or possession thereof.

16.	Approvals

16.1	This Plan shall be subject, if applicable, to the approval of the Exchange or other regulatory body having jurisdiction at that time and, if so required thereby, to the approval of the shareholders of the Corporation.

16.2	Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless such approval and acceptance is given.

17.	Government Regulation

17.1	The Corporation’s obligation to issue and deliver the Common Shares upon the exercise of any Option is subject to:
(a)	satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Corporation shall determine to be necessary or advisable in connection therewith;

(b)	the admission of such Common Shares to listing on any stock exchange on which such Common Shares may then be listed; and

(c)	receipt from the Participant of such representations, warranties, agreements and undertakings as to future dealings in such Common Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.
In this regard, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary, in compliance with applicable corporate and securities laws. If any shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such shares shall terminate and the Option Price paid to the Corporation will be returned to the Participant.
18.	Costs

18.1	The Corporation shall pay all costs of administering the Plan.

19.	Interpretation

19.1	This Plan shall be governed by and construed in accordance with the laws of the Province of Alberta.

20.	Compliance with Applicable Law

20.1	If any provision of the Plan or the grant or exercise of any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body or the Exchange, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

21.	Effective Date of Plan

21.1	The Plan has been adopted by the Board subject to the approval of the shareholders of the Corporation and, if so approved, the Plan shall become effective as of the date of adoption of the Plan by the shareholders of the Corporation.